Exhibit 23.1   Auditor's Consent Letter

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 26, 2011


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the audited financial statements of Monster Offers for the year ended December 31, 2009 and our report dated April 13, 2010, included in its Form 10-K. We consent to all references to our firm included in or made a part of this registration statement.


Sincerely,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC
January 26, 2011


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